                                    SCHEDULE 14C

                                   (RULE 14C-101)

                   INFORMATION REQUIRED IN INFORMATION STATEMENT
                              SCHEDULE 14C INFORMATION


                  INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                       OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __________)


Check the appropriate box:

 /X/     Preliminary information statement

 / / Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

 / /     Definitive information statement

                                    CORSAIRE, INC.
                  ------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                          OF

                                    CORSAIRE, INC.



TO:  Shareholders of Corsaire, Inc.,
     formerly known as Corsaire Snowboard, Inc.


     You are hereby notified pursuant to Article II, Section 2 of the Corporation's By-laws, that a Special Meeting of the shareholders of Corsaire, Inc. (the "Corporation") at 3838 Camino del Rio North, Suite 333, San Diego, California 92108, on _________________, 1999, at 10:00 a.m. Pacific Standard
Time, for the sole purpose of considering and voting upon the following matter:

     1. To amend the Articles of Incorporation to change the Corporation name to "NET COMMAND TECH, INC."

     Only those shareholders of record at the close of business on ____________, 1999 shall be entitled to vote at said meeting.

     The enclosed Information Statement was first sent or given to the Company's shareholders on or about _____________________, 1999.

                                        CORSAIRE, INC.



DATED:_________________               BY:__________________________
                                        CARMINE J. BUA
                                        Assistant Secretary

                                CORSAIRE, INC.

                            INFORMATION STATEMENT

                      SPECIAL MEETING OF SHAREHOLDERS


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the shareholders of Corsaire, Inc., formerly known as Corsaire Snowboard, Inc. (the "Corporation"), in connection with the holding of a Special Meeting of Shareholders of Corsaire, Inc. to be held on __________________, 1999, at 10:00 a.m. at 3838 Camino del Rio North, Suite 333, San Diego, California 92108.

     1. PURPOSE OF NAME CHANGE: The new name to be voted upon "NET COMMAND TECH, INC." is being proposed so as to more accurately reflect the nature of the Corporation's intended business. The Corporation plans to pursue mergers and/or acquisitions in the general area of software development for Internet and intranet corporate use.

     2. DISSENTERS' RIGHT OF APPROVAL: Such rights are not applicable to the proposed Corporation name change.

     3. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF: There are a total of 5,784,889 shares of common stock issued and outstanding with each such share being entitled to one (1) vote. There is only one class of securities issued by the Corporation.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

        (1)            (2)                      (3)           (4)
     TITLE OF       NAME AND                 AMOUNT AND     PERCENT OF
     CLASS          ADDRESS OF               NATURE OF      CLASS
                    BENEFICIAL               BENEFICIAL
                    OWNER                    OWNERSHIP
     --------       ----------               ----------     -----------
     1. Common      Rene M. Hamouth           1,443,000           24.9%
                    3838 Camino del Rio       Directly
                    North, Suite 333,
                    San Diego, CA 92108
                    (President, Treasurer
                    and sole Director)

                                    Page 1 of 3


     2. Common      Carmine J. Bua            2,393,030           41.2%
                    3838 Camino del Rio       Directly
                    North, Suite 333,
                    San Diego, CA 92108
                    (Assistant Secretary)


4. THE FOLLOWING ITEMS REQUIRED BY SCHEDULE 14A DO NOT APPLY WITH RESPECT TO THIS INFORMATION STATEMENT:

     1.   Directors and Executive Officers.

     2.   Compensation of Directors and Executive Officers.

     3.   Independent Public Accountants.

     4.   Compensation Plans.

     5.   Authorization or Issuance of Securities Other Than For Exchange.

     6.   Modification or Exchange of Securities.

     7.   Financial and Other Information.

     8.   Mergers, Consolidations, Acquisitions and Similar Matters.

     9.   Acquisition or Disposition of Property.

    10.   Restatement of Accounts.

    11.   Action With Respect to Reports.

    12.   Matters Not Required to be Submitted.

    13.   Other Proposed Action.

    14.   Information Required in Investment Company Proxy Statement.


     5. AMENDMENT OF CHARTERS, BY-LAWS OR OTHER DOCUMENTS: The purpose of amending the Company's Articles of Incorporation is to change the corporate name to "NET COMMAND TECH, INC." The reason for the proposed new name is so that the Corporation's name will more accurately reflect the nature of the Corporation's intended business. The Corporation plans to pursue mergers and/or acquisitions in the general area of software development for Internet and intranet corporation use.

     6.   INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
UPON: Not Applicable.


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